(MKS LOGO)

EXHIBIT 99.1

Contact: Ronald C. Weigner
Vice President of Finance & Treasurer
Telephone: 978.645.5576

MKS Instruments Reports Q1 2010 Financial Results
87% Increase in Sequential Non-GAAP Net Earnings per Share

Andover, Mass., April 21, 2010 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports first quarter 2010 financial results.

Sales were $198.1 million, an increase of 33 percent from $149.3 million in the fourth quarter of 2009, and an increase of 158 percent from $76.7 million in the first quarter of 2009.

First quarter net income was $29.2 million, or $0.58 per diluted share, compared to net income of $14.9 million, or $0.30 per diluted share in the fourth quarter of 2009, and a net loss of $16.5 million, or ($0.34) per basic share in the first quarter of 2009.

Non-GAAP net earnings, which exclude special items, were $29.2 million, or $0.58 per diluted share, compared to $15.5 million, or $0.31 per diluted share in the fourth quarter of 2009, and a net loss of $11.0 million, or ($0.23) per basic share in the first quarter of 2009.

Leo Berlinghieri, Chief Executive Officer and President, said, “As we exited 2009, we reported seeing signs of rapid recovery in our business and these conditions continued to accelerate in the first quarter. Our broad technology portfolio opens opportunities to us in many advanced and growing markets including LEDs, medical, biopharm, environmental, thin films, semiconductor, solar and more, and we saw substantial growth in many of these markets we serve.

“While it is always difficult to project future business with our short lead times, many analysts are projecting improved business conditions in 2010 for the advanced technology markets we serve. We are focused on participating in the growth of these markets, as well as penetrating and increasing share in new and expanding markets, and expect these will fuel additional growth for MKS in 2010. Based on these factors and current business levels, we estimate that our second quarter sales may range from $205 to $220 million and, at these volumes, our non-GAAP net earnings could range from $0.56 to $0.66 per diluted share on 51 million shares outstanding. Our GAAP net income could range from $0.55 to $0.65 per diluted share.”

Management will discuss first quarter financial results on a conference call tomorrow at 8:30 a.m. (Eastern Time). Dial-in numbers are 1-800-762-8779 for domestic callers and 480-629-9771 for international callers. The call will be broadcast live and available for replay at www.mksinst.com. To hear a telephone replay through April 29, 2010, dial 303-590-3030, pass code 4265616#.

The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, electrostatic charge management, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation, and environmental monitoring.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31, 2010	March 31, 2009	December 31, 2009
Net sales	$198,069	$76,719	$149,270
Cost of sales	109,605	66,370	86,536

Gross profit	88,464	10,349	62,734
Research and development	16,468	15,463	13,681
Selling, general and administrative	29,374	28,222	27,814
Amortization of acquired intangible assets	651	1,653	872
Gain on sale of asset	(682)	—	—
Restructuring	—	5,620	(44)

Income (loss) from operations	42,653	(40,609)	20,411
Interest income, net	325	1,009	156

Income (loss) before income taxes	42,978	(39,600)	20,567
Provision (benefit) for income taxes	13,753	(23,101)	5,620

Net income (loss)	$29,225	$(16,499)	$14,947

Net income (loss) per share:
Basic	$0.59	$(0.34)	$0.30
Diluted	$0.58	$(0.34)	$0.30
Weighted average shares outstanding:
Basic	49,601	48,994	49,509
Diluted	50,600	48,994	50,459
The following supplemental Non-GAAP earnings (loss) information is presented to aid in understanding MKS’ operating results:
GAAP net income (loss)	$29,225	$(16,499)	$14,947
Adjustments:
Amortization of acquired intangible assets	651	1,653	872
Excess & obsolete inventory adjustment (Note 1)	—	12,900	—
Restructuring and related items (Note 2)	—	4,322	(44)
Gain on sale of asset (Note 3)	(682)	—	—
Benefit for income taxes (Note 4)	—	(6,370)	—
Proforma tax adjustments	39	(7,047)	(279)

Non-GAAP net earnings (loss) (Note 5)	$29,233	$(11,041)	$15,496

Non-GAAP net earnings (loss) per share (Note 5)	$0.58	$(0.23)	$0.31

Weighted average shares outstanding — diluted	50,600	48,994	50,459

Note 1: Cost of sales for the three month period ended March 31, 2009 includes $12,900 of excessive E&O inventory charges.

Note 2: The three month period ended March 31, 2009 includes a $5,620 restructuring charge primarily for severance related costs offset by a credit of $1,298 for the reversal of previously expensed equity compensation charges of terminated employees. The three month period ended December 31, 2009 includes a $(44) adjustment primarily for severance related costs.

Note 3: The three month period ended March 31, 2010 includes a $682 gain on the sale of a vacated facility.

Note 4: The three month period ended March 31, 2009 includes a benefit of $6,370 attributable to the reversal of FIN 48 reserve items as a result of a Federal audit close.

Note 5: The Non-GAAP net earnings (loss) and Non-GAAP net earnings (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	March 31, 2010	December 31, 2009
ASSETS
Cash and short-term investments	$285,199	$271,795
Trade accounts receivable	134,614	94,215
Inventories	126,770	118,004
Other current assets	40,780	48,867

Total current assets	587,363	532,881
Property, plant and equipment, net	65,681	67,196
Goodwill	144,511	144,511
Acquired intangible assets, net	4,312	4,963
Other assets	16,535	24,518

Total assets	$818,402	$774,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$9,701	$12,885
Accounts payable	36,829	26,292
Accrued expenses and other liabilities	41,230	32,123

Total current liabilities	87,760	71,300
Other long-term liabilities	19,118	17,836
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	644,564	645,411
Retained earnings	57,994	28,769
Other stockholders’ equity	8,853	10,640

Total stockholders’ equity	711,524	684,933

Total liabilities and stockholders’ equity	$818,402	$774,069